As filed with the Securities and Exchange Commission on February 2, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2683643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

DSP GROUP, INC.

2003 Israeli Share Option Plan

(Full Title of the Plan)

Eliyahu Ayalon

Chairman of the Board and Chief Executive Officer

DSP Group, Inc.

3120 Scott Boulevard

Santa Clara, CA 95054

(Name and Address of Agent For Service)

408/986-4300

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 California Street

San Francisco, CA 94105

Calculation of Registration Fee

Title of Securities to be Registered	Number of Shares to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock	858,424	(1)	$27.40	(2)	$23,520,817.60	(2)	$2980.09	(2)

(1)	This Registration Statement on Form S-8 registers additional shares of the Registrant’s Common Stock issuable under the 2003 Israeli Share Option Plan pursuant to an evergreen feature under the terms of the said plan.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of Common Stock on the Nasdaq National Market on January 28, 2004.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register an additional 858,424 shares of the Common Stock, par value $0.001 per share, of DSP Group, Inc. (the “Company”) reserved for issuance under the terms of the 2003 Israeli Share Option Plan pursuant to an evergreen feature under the terms of the said plan. These shares are securities of the same class as those registered under the effective Registration Statement on Form S-8 filed by the Company on September 19, 2003 (File No. 333-108937). The contents of the above referenced Registration Statement are incorporated by reference herein.

Item 8.	Exhibits

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay and Kassierer, a member of Ernst & Young Global, independent auditors.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 27, 2004.

DSP GROUP, INC.

By:	/s/ Eliyahu Ayalon

Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Moshe Zelnik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituiton, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eliyahu Ayalon Eliyahu Ayalon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 27, 2004

/s/ Moshe Zelnik Moshe Zelnik	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	January 27, 2004

Signature	Title	Date

/s/ Zvi Limon Zvi Limon	Director	January 27, 2004

/s/ Yair Shamir Yair Shamir	Director	January 27, 2004

/s/ Yair Seroussi Yair Seroussi	Director	January 27, 2004

/s/ Louis Silver Louis Silver	Director	January 27, 2004

/s/ Patrick Tanguy Patrick Tanguy	Director	January 27, 2004

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay and Kassierer, a member of Ernst & Young Global.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

II-5